Exhibit 21.1

Subsidiaries of DENTSPLY SIRONA Inc. (the “Company”) - December 31, 2019

1.Advanced Technology Research SRL (Italy)
2.Augma Bio Materials Ltd. (Israel, 20%)
3.CCRI, Inc. (Delaware)
4.Ceramco Manufacturing B.V. (Netherlands)
5.Cyfex AG (Switzerland, 30%)
6.DeguDent GmbH (Germany)
7.Dental Implant Training Center Corp. (New Jersey)
8.Dentsply - Sirona Poland SP.z.o.o (Poland)
9.Dentsply (Australia) Pty. Ltd. (Australia)
10.Dentsply (Tianjin) International Trading Co. Ltd. (China)
11.Dentsply Argentina S.A.C.e.I. (Argentina)
12.Dentsply BX Sarl (Luxembourg)
13.Dentsply Canada Ltd. (Canada)
14.Dentsply CH Sarl (Luxembourg)
15.Dentsply Chile Comercial Ltda. (Chile)
16.Dentsply Dental (Tianjin) Co. Ltd. (China)
17.Dentsply Dental GmbH (Germany)
18.Dentsply Dental S.a.r.l. (Luxembourg)
19.Dentsply DeTrey GmbH (Germany)
20.Dentsply Europe S.a.r.l. (Luxembourg)
21.DENTSPLY Finance Co. LLC (Delaware)
22.Dentsply GAC Europe SAS (France)
23.Dentsply Germany Holdings GmbH (Germany)
24.Dentsply Germany Investments GmbH (Germany)
25.Dentsply IH A/S (Denmark)
26.Dentsply IH AB (Sweden)
27.Dentsply IH AS (Norway)
28.Dentsply IH GmbH (Germany)
29.Dentsply IH Holdings GmbH (Germany)
30.Dentsply IH Inc. (Delaware)
31.Dentsply IH Ltd (UK)
32.Dentsply IH Oy (Finland)
33.DENTSPLY Implants (China) Co. Limited (Hong Kong)
34.DENTSPLY Implants (HK) Co. Limited (Hong Kong)
35.Dentsply Implants Manufacturing GmbH (Germany)
36.Dentsply Implants NV (Belgium)
37.Dentsply Implants Taiwan Co, Ltd. (Taiwan)
38.Dentsply India Pvt. Ltd. (India)
39.Dentsply Industria e Comercio Ltda. (Brazil)
40.Dentsply Israel Ltd. (Israel)
41.Dentsply Italia SrL (Italy)
42.Dentsply Korea Limited (Korea)
43.Dentsply Limited (Cayman Islands)
44.Dentsply LLC (Delaware)
45.Dentsply Mexico S.A. de C.V. (Mexico)
46.Dentsply Nordics AB (Sweden)
47.DENTSPLY North America LLC (Delaware)
48.Dentsply Peru SAC (Peru)
49.DENTSPLY Prosthetics U.S. LLC (Delaware)
50.Dentsply Russia Limited (U.K.)

51.Dentsply Services (Switzerland) S.a.r.L. (Switzerland)
52.Dentsply Sirona (N.Z.) Limited (New Zealand)
53.DENTSPLY SIRONA (PHILS.), INC. (Philippines)
54.Dentsply Sirona (Schweiz) AG (Switzerland)
55.Dentsply Sirona (Thailand) Ltd. (Thailand)
56.Dentsply Sirona Austria GmbH (Austria)
57.Dentsply Sirona Benelux B.V. (Netherlands)
58.Dentsply Sirona Dental Solutions (Shanghai) Co. Ltd. (China)
59.Dentsply Sirona Deutschland GmbH (Germany)
60.Dentsply Sirona Europe GmbH (Austria)
61.Dentsply Sirona France S.A.S. (France)
62.Dentsply Sirona Iberia S.A. (Spain)
63.DENTSPLY Sirona K.K. (Japan)
64.Dentsply Sirona Limited Liability Company (Russia)
65.Dentsply Sirona Malaysia Sdn Bhd (Malaysia)
66.Dentsply Sirona Orthodontics Inc. (Delaware)
67.Dentsply Sirona Pty. Ltd. (Australia)
68.Dentsply Sirona Real Estate GmbH (Germany)
69.Dentsply Sirona Singapore Pte. Ltd. (Singapore)
70.Dentsply Sirona Slovakia s.r.o. (Slovakia)
71.Dentsply Sirona South Africa (Proprietary) Limited (South Africa)
72.Dentsply Sirona Switzerland Sarl (Switzerland)
73.Dentsply Sirona Vietnam Company Limited (Vietnam)
74.Dentsply South Africa (Pty.) Ltd. (South Africa)
75.Dentsply Sweden AB (Sweden)
76.Dentsply Turkey Diş Hekimliği Ürünleri A.Ş (Turkey)
77.Dentsply US Inc. (Delaware)
78.DS Dental Instruments Sarl (Switzerland)
79.DS Dental Instruments SRL (Barbados)
80.DS International Services Inc. (Delaware)
81.E.S. Healthcare NV (Belgium)
82.E.S. Tooling NV (Belgium)
83.Fona Dental Systems Co., Ltd. (China)
84.GAC (International) Pty Ltd (Australia)
85.GAC Deutschland GmbH (Germany)
86.GAC International Asia Pte. Ltd. (Singapore, 50%)
87.GAC SA (Switzerland)
88.infiniDent Services GmbH (Germany)
89.JCM International Inc. (Delaware)
90.LLC Dentsply Ukraine (Ukraine)
91.LLC Dentsply IH (Russia)
92.M Guide Dental Laboratory LLC (New Jersey)
93.Maillefer Instruments Holding S.a.r.l. (Switzerland)
94.Maillefer Instruments Plus Sarl (Switzerland)
95.Medical 3 Importacion Service Iberica S.L. (Spain, 50%)
96.Megalopolis Dental S.A. de C.V. (Mexico)
97.MHT Optic Research AG (Switzerland)
98.MHT S.R.L. (Italy)
99.MIS Asia Pacific Limited (Hong Kong)
100.MIS Belgium SA (Belgium, 99%)
101.MIS Germany GmbH (Germany)
102.MIS Implants B.V. (Netherlands, 54.08%)
103.MIS Implants Technologies France SRL (France)
104.MIS Implants Technologies GmbH (Germany)
105.MIS Implants Technologies HK Limited (Hong Kong)

106.MIS Implants Technologies Inc. (New Jersey)
107.MIS Implants Technologies Ltd. (Israel)
108.MIS Implants Technologies UK Limited (United Kingdom)
109.MİSDENT Implants Diş Ürünleri Sanayi Ticaret Anonim Şirketi (Turkey)
110.Nectar Imaging s.r.l. (Italy)
111.New Britain Medical Supplies, Inc. (Connecticut)
112.Oasis Medikal Urunler Kimya Turizm Sanayi Ve Ticaret Anonim Sirketi (Turkey)
113.OraMetrix GmbH (Germany)
114.OraMetrix Pty. Ltd. (Australia)
115.OraMetrix SRL (Costa Rica)
116.Ortho Concept Sarl (France)
117.Orthodental S.A. de C.V. (Mexico)
118.Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)
119.Prident International, Inc. (California)
120.PT Dedent Supply (Indonesia)
121.PT Dentsply Indonesia (Indonesia)
122.Qi An Hua Rui (Beijing) Technology Ltd. (China)
123.Ransom & Randolph Company (Delaware)
124.SCI 2R (France)
125.Shenzen Mi Yi Shi Commerce Company Ltd. (China)
126.Sirona Dental a/s (Denmark)
127.Sirona Dental Comércio de Produtos e Sistemas Odontológicos Ltda. (Brazil)
128.Sirona Dental GmbH (Austria)
129.Sirona Dental Limited Sirketi (Turkey)
130.Sirona Dental Mexico S. de R.L. de C.V. (Mexico)
131.Sirona Dental Services GmbH (Germany)
132.Sirona Dental Systems (Foshan) Co., Ltd. (China)
133.Sirona Dental Systems (HK) Ltd. (Hong Kong)
134.Sirona Dental Systems Co., Ltd (Thailand)
135.Sirona Dental Systems GmbH (Germany)
136.Sirona Dental Systems LLC (Delaware)
137.Sirona Dental Systems Ltd. (United Kingdom)
138.Sirona Dental Systems O.O.O. (Russia)
139.Sirona Dental Systems Private Ltd. (India)
140.Sirona Dental Systems Trading, LLC (United Arab Emirates, 49%)
141.Sirona Dental, Inc. (Delaware)
142.Sirona Immobilien GmbH (Germany)
143.Sirona Technologie GmbH & Co. KG (Germany)
144.Sirona Verwaltungs GmbH (Germany)
145.Societe de Recherche Techniques Dentaires SAS (France)
146.The Dental Trading Co., Ltd. (Thailand, 49.8%)
147.Tulsa Dental Products LLC (Delaware)
148.Tuzodent S.A. de C.V. (Mexico)
149.VDW GmbH (Germany)
150.VIPI Indústria, Comércio, Exportação e Importação de Produtos Odontológicos Ltda. (Brazil)
151.Wellspect Healthcare GmbH (Austria)
152.Wellspect B.V. (Netherlands)
153.Wellspect Ltd. (United Kingdom)
154.Zhermack GmbH (Germany)
155.Zhermack, Inc. (Nevada)
156.Zhermack SpA (Italy)
157.Zhermapol SP Zoo (Poland)
158.ZST Holdings Inc. (Canada, 16.2%)